Exhibit 99.1

Digimarc Reports Second Quarter 2016 Financial Results

Beaverton, Ore. — July 26, 2016 — Digimarc Corporation (NASDAQ: DMRC), the inventor of the Digimarc Discover® platform featuring the Digimarc Barcode for automatically identifying and interacting with virtually any media, reported financial results for the second quarter ended June 30, 2016.

Second Quarter 2016 Financial Results

Revenue for the second quarter of 2016 totaled $5.5 million compared to $5.8 million in the same quarter a year-ago. The decrease was primarily due to lower service and subscription revenue.

Operating expenses for the second quarter of 2016 totaled $8.7 million compared to $7.4 million in the same quarter a year-ago. The increase was due to higher investment in sales, marketing, research, development, and engineering as the company addresses important opportunities in market development and delivery for Digimarc Discover and Digimarc Barcode.

Operating loss for the second quarter of 2016 totaled $5.3 million compared to an operating loss of $4.0 million in the same quarter a year-ago. The higher operating loss was primarily due to higher operating expenses.

Net loss for the second quarter of 2016 totaled $5.3 million or $(0.62) per diluted share, compared to a net loss of $4.0 million or $(0.50) per diluted share in the second quarter of 2015.

At quarter-end, cash, cash equivalents and marketable securities totaled $31.9 million, compared to $35.9 million at March 31, 2016.

Conference Call

Digimarc will hold a conference call later today (Tuesday, July 26, 2016) to discuss these results, as well as provide an update on market conditions and execution of strategy. Chairman and CEO Bruce Davis and CFO Charles Beck will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s presentation.

The conference call will be broadcast live and available for replay via the investor section of the company's website.

For those who wish to listen to the call via telephone, please dial the number below at least five minutes prior to the scheduled start time:

Toll-Free Number: 866-562-9934

International Number: 706-679-0638

Conference ID: 8340826

If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Beaverton, Oregon, is the inventor of the Digimarc Discover® platform featuring the imperceptible Digimarc Barcode for automatically identifying and interacting with virtually any media. The platform enables industrial scanners, smartphones, tablets and other computer interfaces to reliably, efficiently and economically identify traditional barcoded items, along with many other media objects. Digimarc Barcodes are imperceptible to people and do all that visible barcodes do, but perform better. They can be applied to virtually all forms of media. These remarkable capabilities have allowed Digimarc and its business partners to supply a wide range of patented consumer engagement, media management and security solutions across multiple consumer and government industry sectors. Digimarc owns an extensive intellectual property portfolio intellectual property portfolio, with patents in digital watermarking, content identification and management, media object discovery, and intuitive computing more generally. For more information and the latest news, please visit www.digimarc.com and follow on Twitter at @Digimarc.

Forward-looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements and any related inferences regarding market opportunities for Digimarc Discover and Digimarc Barcode, and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results are set forth in the company's Form 10-K for the year ended December 31, 2015 and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Company Contacts:

Charles Beck

Chief Financial Officer

503-469-4721

Charles.Beck@digimarc.com

Matt Glover

Liolios Group, Inc.

Investor Relations for Digimarc

949-574-3860

DMRC@liolios.com

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Month Information		Six Month Information
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
Revenue:
Service	$3,148	$3,235	$6,398	$6,736
Subscription	1,494	1,670	2,957	3,386
License	815	893	1,682	1,665
Total revenue	5,457	5,798	11,037	11,787

Cost of revenue:
Service	1,401	1,497	2,833	3,075
Subscription	594	866	1,256	1,620
License	99	86	195	170
Total cost of revenue	2,094	2,449	4,284	4,865

Gross profit:
Service	1,747	1,738	3,565	3,661
Subscription	900	804	1,701	1,766
License	716	807	1,487	1,495
Total gross profit	3,363	3,349	6,753	6,922

Gross margin:
Service	55%	54%	56%	54%
Subscription	60%	48%	58%	52%
License	88%	90%	88%	90%
Percentage of gross profit to total revenue	62%	58%	61%	59%

Operating expenses:
Sales and marketing	2,856	2,098	5,811	4,188
Research, development and engineering	3,379	3,025	6,684	6,109
General and administrative	1,976	1,980	4,146	4,186
Intellectual property	462	291	896	658
Total operating expenses	8,673	7,394	17,537	15,141

Operating loss	(5,310)	(4,045)	(10,784)	(8,219)

Other income, net	42	32	88	55

Loss before income taxes	(5,268)	(4,013)	(10,696)	(8,164)

(Provision) Benefit for income taxes	(15)	1	(22)	2
Net loss	$(5,283)	$(4,012)	$(10,718)	$(8,162)

Earnings (loss) per common share:
Loss per common share - basic	$(0.62)	$(0.50)	$(1.25)	$(1.02)
Loss per common share - diluted	$(0.62)	$(0.50)	$(1.25)	$(1.02)
Weighted average common shares outstanding - basic	8,587	8,029	8,560	7,995
Weighted average common shares outstanding - diluted	8,587	8,029	8,560	7,995

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	June 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents (1)	$9,557	$3,160
Marketable securities (1)	22,378	33,027
Trade accounts receivable, net	2,477	4,616
Other current assets	1,435	1,487
Total current assets	35,847	42,290
Marketable securities (1)	-	2,999
Property and equipment, net	3,154	3,010
Intangibles, net	6,469	6,613
Goodwill	1,114	1,114
Other assets	302	338
Total assets	$46,886	$56,364

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$1,490	$1,657
Deferred revenue	2,158	3,023
Total current liabilities	3,648	4,680
Deferred rent and other long-term liabilities	511	226
Total liabilities	4,159	4,906

Commitments and contingencies

Shareholders' equity:
Preferred stock	50	50
Common stock	9	9
Additional paid-in capital	79,426	77,439
Accumulated deficit	(36,758)	(26,040)
Total shareholders' equity	42,727	51,458

Total liabilities and shareholders' equity	$46,886	$56,364

(1)	Aggregate cash, cash equivalents, short- and long-term marketable securities was $31,935 and $39,186 at June 30, 2016 and December 31, 2015, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Six Month Information
	June 30,	June 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(10,718)	$(8,162)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and write-off of property and equipment	688	604
Amortization and write-off of intangibles	639	520
Changes in allowance for doubtful accounts	-	16
Stock-based compensation	2,707	2,480
Changes in operating assets and liabilities:
Trade accounts receivable	2,139	1,509
Other current assets	52	36
Other assets	36	74
Accounts payable and other accrued liabilities	109	(160)
Deferred revenue	(917)	(1,285)
Net cash used in operating activities	(5,265)	(4,368)

Cash flows from investing activities:
Purchase of property and equipment	(755)	(324)
Capitalized patent costs	(436)	(428)
Maturity of marketable securities	22,467	15,363
Purchase of marketable securities	(8,819)	(12,412)
Net cash provided by investing activities	12,457	2,199

Cash flows from financing activities:
Exercise of stock options	309	1,129
Purchase of common stock	(1,104)	(1,035)
Net cash provided by (used in) financing activities	(795)	94

Net increase (decrease) in cash and cash equivalents (2)	$6,397	$(2,075)

Cash, cash equivalents and marketable securities at beginning of period	39,186	39,072
Cash, cash equivalents and marketable securities at end of period	31,935	34,046
(2) Net decrease in cash, cash equivalents and marketable securities	$(7,251)	$(5,026)

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